UnitedHealth Group Reports Second Quarter 2022 Results
•Revenues of $80.3 Billion Grew 13% Year-Over-Year, with Double-Digit Growth at both Optum and UnitedHealthcare

•Earnings from Operations were $7.1 Billion, Growth of 19% Year-Over-Year

•Cash Flows from Operations were $6.9 Billion, 1.3x Net Income

•Earnings were $5.34 Per Share, Adjusted Earnings $5.57 Per Share

MINNETONKA, Minn. (July 15, 2022) – UnitedHealth Group (NYSE: UNH) reported second quarter 2022 performance led by broad-based growth at Optum and UnitedHealthcare.
“Customers are responding as we build on our five growth pillars, enabling us to move into the second half of 2022 with strong momentum serving ever more people more deeply,” said Andrew Witty, chief executive officer of UnitedHealth Group.
Based upon the first half performance and growth expectations, the company increased its full year net earnings outlook to $20.45 to $20.95 per share and adjusted net earnings to $21.40 to $21.90 per share. Growth in the second quarter was balanced across the company’s businesses, driven especially by continued strong expansion in people served at UnitedHealthcare and in value-based arrangements at Optum Health.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2022	2021	2022
Revenues	$80.3 billion	$71.3 billion	$80.1 billion
Earnings from Operations	$7.1 billion	$6.0 billion	$7.0 billion
Net Margin	6.3%	6.0%	6.3%

•UnitedHealth Group’s second quarter 2022 revenues grew $9 billion or 13% to $80.3 billion year-over-year, reflecting double-digit growth at both Optum and UnitedHealthcare.
•Second quarter 2022 earnings from operations were $7.1 billion with well-diversified contributions from across the enterprise. Adjusted net earnings of $5.57 per share increased 19% year-over-year.
•The second quarter 2022 medical care ratio was 81.5% compared to 82.8% last year, due to COVID effects and business mix. Favorable medical reserve development of $890 million compared to $500 million in the year ago second quarter. Days claims payable were 50.6, compared to 49.1 in the first quarter of 2022 and the second quarter of 2021.
•The second quarter 2022 operating cost ratio of 14.6% compares to 14.5% in 2021, reflecting continued productivity gains, offset by business mix and the investments the company continues to make to support future growth opportunities.
•Cash flows from operations for the second quarter 2022 were $6.9 billion or 1.3-times net income. The company returned $4 billion to shareholders in the second quarter through dividends and share repurchases and increased the dividend by 14% in June 2022. Return on equity of 27.9% in the quarter reflected the company’s sustained earnings growth profile and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2022	2021	2022
Revenues	$62.1 billion	$55.5 billion	$62.6 billion
Earnings from Operations	$3.9 billion	$3.1 billion	$3.8 billion
Operating Margin	6.2%	5.6%	6.1%

•UnitedHealthcare second quarter revenues of $62.1 billion grew $6.6 billion or 12% year-over-year, reflecting broad-based growth.
•Second quarter 2022 operating earnings were $3.9 billion compared to $3.1 billion last year, reflecting strong growth in people served and continued medical and operating cost management.
•Total people served by UnitedHealthcare has grown by over 600,000 in 2022, including 280,000 in the second quarter. Growth was led by UnitedHealthcare’s community-based and senior offerings. The number of people served with domestic commercial benefit offerings has grown by over 250,000 over the past year, including 80,000 in the second quarter.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2022	2021	2022
Revenues	$45.1 billion	$38.3 billion	$43.3 billion
Earnings from Operations	$3.3 billion	$2.9 billion	$3.2 billion
Operating Margin	7.3%	7.5%	7.3%

•Optum second quarter revenues of $45.1 billion grew $6.8 billion or 18% year-over-year, with double-digit growth at each business, led by Optum Health. Operating earnings were $3.3 billion compared to $2.9 billion last year.
•Optum Health revenue per consumer served increased 30% over the year ago period, driven by growth in the number of people served under value-based care arrangements and continued expansion of the care services offered, including in-home, digital, clinic-based and outpatient services.
•Optum Insight’s revenue backlog increased by $2.3 billion to $23.6 billion compared to a year ago. Growth was driven by comprehensive managed services for health systems and an expanding suite of information technology and data analytics offerings.
•Optum Rx’s revenue growth of 10% in the second quarter reflects continued success in serving new clients as well as further expansion of pharmacy care services offerings, including specialty and community pharmacy. Adjusted scripts grew to 357 million compared to 342 million last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow @UnitedHealthGrp on Twitter.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through July 29, 2022. The conference call replay can also be accessed by dialing 1-888-203-1112, Conference Code: 5961010. This earnings release and the Form 8-K dated July 15, 2022, can also be accessed from the Investor Relations page of the company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; failure to protect proprietary rights to our databases, software and related products; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to develop and deliver innovative products to health care payers and expand access to virtual care; changes in or challenges to our public sector contract awards; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; failure to attract, develop, retain, and manage the succession of key employees and executives; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

# # #

Investor Contact:	Media Contact:
Zack Sopcak	Matt Stearns
Senior Vice President	Senior Vice President
952-936-7215	202-276-0085
zack.sopcak@uhg.com	matt.stearns@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended June 30, 2022

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Premiums	$63,896	$56,233	$127,966	$111,719
Products	9,496	8,433	18,836	16,773
Services	6,645	6,099	13,017	12,017
Investment and other income	295	556	662	1,008
Total revenues	80,332	71,321	160,481	141,517
Operating costs
Medical costs	52,093	46,546	104,616	91,450
Operating costs	11,709	10,359	23,110	20,582
Cost of products sold	8,596	7,660	17,083	15,232
Depreciation and amortization	802	778	1,590	1,536
Total operating costs	73,200	65,343	146,399	128,800
Earnings from operations	7,132	5,978	14,082	12,717
Interest expense	(467)	(410)	(900)	(807)
Earnings before income taxes	6,665	5,568	13,182	11,910
Provision for income taxes	(1,466)	(1,196)	(2,835)	(2,560)
Net earnings	5,199	4,372	10,347	9,350
Earnings attributable to noncontrolling interests	(129)	(106)	(250)	(222)
Net earnings attributable to UnitedHealth Group common shareholders	$5,070	$4,266	$10,097	$9,128
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$5.34	$4.46	$10.61	$9.55
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$5.57	$4.70	$11.06	$10.02
Diluted weighted-average common shares outstanding	950	956	952	956
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Cash and short-term investments	$27,964	$23,907
Accounts receivable, net	18,718	14,216
Other current assets	21,674	23,635
Total current assets	68,356	61,758
Long-term investments	42,427	43,114
Other long-term assets	119,389	107,334
Total assets	$230,172	$212,206
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$28,978	$24,483
Short-term borrowings and current maturities of long-term debt	5,592	3,620
Other current liabilities	54,128	50,189
Total current liabilities	88,698	78,292
Long-term debt, less current maturities	45,799	42,383
Other long-term liabilities	14,548	15,052
Redeemable noncontrolling interests	4,922	1,434
Equity	76,205	75,045
Total liabilities, redeemable noncontrolling interests and equity	$230,172	$212,206

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net earnings	$10,347	$9,350
Noncash items:
Depreciation and amortization	1,590	1,536
Deferred income taxes and other	200	113
Share-based compensation	504	426
Net changes in operating assets and liabilities	(451)	120
Cash flows from operating activities	12,190	11,545
Investing Activities
Purchases of investments, net of sales and maturities	(3,366)	(2,789)
Purchases of property, equipment and capitalized software	(1,212)	(1,130)
Cash paid for acquisitions, net	(7,150)	(4,642)
Other, net	(532)	(648)
Cash flows used for investing activities	(12,260)	(9,209)
Financing Activities
Common share repurchases	(5,000)	(2,900)
Dividends paid	(2,908)	(2,548)
Net change in short-term borrowings and long-term debt	6,162	4,858
Other, net	4,996	1,159
Cash flows from financing activities	3,250	569
Effect of exchange rate changes on cash and cash equivalents	57	6
Increase in cash and cash equivalents	3,237	2,911
Cash and cash equivalents, beginning of period	21,375	16,921
Cash and cash equivalents, end of period	$24,612	$19,832

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
UnitedHealthcare	$62,105	$55,474	$124,700	$110,588
Optum	45,082	38,303	88,341	74,687
Eliminations	(26,855)	(22,456)	(52,560)	(43,758)
Total consolidated revenues	$80,332	$71,321	$160,481	$141,517
Earnings from Operations
UnitedHealthcare	$3,850	$3,095	$7,648	$7,203
Optum (a)	3,282	2,883	6,434	5,514
Total consolidated earnings from operations	$7,132	$5,978	$14,082	$12,717
Operating Margin
UnitedHealthcare	6.2%	5.6%	6.1%	6.5%
Optum	7.3%	7.5%	7.3%	7.4%
Consolidated operating margin	8.9%	8.4%	8.8%	9.0%

Revenues
UnitedHealthcare Employer & Individual - Domestic	$15,567	$14,942	$31,389	$29,574
UnitedHealthcare Employer & Individual - Global	2,247	2,118	4,380	4,153
UnitedHealthcare Employer & Individual - Total	17,814	17,060	35,769	33,727
UnitedHealthcare Medicare & Retirement	28,625	25,304	57,725	50,778
UnitedHealthcare Community & State	15,666	13,110	31,206	26,083

Optum Health	$17,583	$13,300	$34,265	$25,703
Optum Insight	3,282	2,957	6,501	5,809
Optum Rx	24,805	22,524	48,716	44,128
Optum eliminations	(588)	(478)	(1,141)	(953)
(a)Earnings from operations for Optum for the three and six months ended June 30, 2022 included $1,399 and $2,765 for Optum Health; $839 and $1,686 for Optum Insight; and $1,044 and $1,983 for Optum Rx, respectively. Earnings from operations for Optum for the three and six months ended June 30, 2021 included $1,128 and $2,090 for Optum Health; $762 and $1,541 for Optum Insight; and $993 and $1,883 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Commercial - Domestic:
Risk-based	8,010	7,950	7,985	7,840
Fee-based	18,480	18,460	18,595	18,395
Total Commercial - Domestic	26,490	26,410	26,580	26,235
Medicare Advantage	6,945	6,890	6,490	6,385
Medicaid	7,990	7,810	7,655	7,130
Medicare Supplement (Standardized)	4,355	4,355	4,395	4,390
Total Community and Senior	19,290	19,055	18,540	17,905
Total UnitedHealthcare - Domestic Medical	45,780	45,465	45,120	44,140
Commercial - Global	5,465	5,500	5,510	5,485
Total UnitedHealthcare - Medical	51,245	50,965	50,630	49,625

Supplemental Data
Medicare Part D stand-alone	3,330	3,360	3,700	3,750

OPTUM PERFORMANCE METRICS

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Optum Health Consumers Served (in millions)	101	100	100	99
Optum Insight Contract Backlog (in billions)	$23.6	$22.8	$22.4	$21.3
Optum Rx Quarterly Adjusted Scripts (in millions)	357	352	353	342

Note: UnitedHealth Group served 149 million unique individuals across all businesses at June 30, 2022.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended June 30,		Six Months Ended June 30,		Projected Year Ended December 31,
	2022	2021	2022	2021	2022
GAAP net earnings attributable to UnitedHealth Group common shareholders	$5,070	$4,266	$10,097	$9,128	$19,400 - $19,975
Intangible amortization	292	305	573	599	~1,200
Tax effect of intangible amortization	(72)	(75)	(141)	(146)	~(300)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,290	$4,496	$10,529	$9,581	$20,300 - $20,875

GAAP diluted earnings per share	$5.34	$4.46	$10.61	$9.55	$20.45 - $20.95
Intangible amortization per share	0.31	0.32	0.60	0.63	~1.25
Tax effect per share of intangible amortization	(0.08)	(0.08)	(0.15)	(0.16)	~(0.30)
Adjusted diluted earnings per share	$5.57	$4.70	$11.06	$10.02	$21.40 - $21.90

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.